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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                         38-3304095
------------------------                ---------------------------------------
(State of incorporation                 (I.R.S. Employer Identification Number)
   or organization)

          24 Frank Lloyd Wright Dr., Lobby L, 4th Floor, P.O. Box 544,
                            Ann Arbor, MI 48106-0544
                    (Address of Principal Executive Offices)

                        (313) 994-5505 or (800) 522-7832
                           (Issuer's Telephone Number)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


  Title of each class                         Name of each exchange on which
  to be so registered                         each class is to be registered
     None                                                 N/A
     ----                                                 ---

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

          Units of limited partnership interest ($1,000.00 per Unit)
                               (Title of Class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Information concerning the limited partnership interests to be registered hereunder was filed with the Securities and Exchange Commission as part of the Registrant's Registration Statement No. 333-09371 on Form S-11 and is incorporated herein by reference. See "Summary of the Partnership Agreement" and Exhibit B - Amended and Restated Agreement of Limited Partnership of Captec Franchise Capital Partners L.P. IV in the Registrant's Final Prospectus, filed pursuant to Rule 424(b)(3).

ITEM 2.  EXHIBITS.

         The following Exhibit is hereby incorporated by reference herein and made a part of this registration statement:

                  (1) Amended and Restated Agreement of Limited Partnership of Captec Franchise Capital Partners L.P. IV, dated as of October 31, 1996. (Included as Exhibit 4 to Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission on March 31, 1998, and incorporated herein by reference).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned on this 24th day of April, 1998.


                                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV


                                    By: Captec Franchise Capital Corporation IV,
                                        General Partner


                                        By: /s/ Patrick L. Beach
                                            ------------------------------------
                                            Patrick L. Beach,
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                        By: /s/ Patrick L. Beach
                                            ------------------------------------
                                            Patrick L. Beach, General Partner